Exhibit 99.1

OPENWAVE REPORTS FIRST QUARTER FISCAL 2011 FINANCIAL RESULTS

REDWOOD CITY, CA – October 28, 2010 – Openwave Systems Inc. (Nasdaq: OPWV), a global software innovator delivering context-aware mediation and messaging solutions, today announced that revenues for the first fiscal quarter ended September 30, 2010 were $41.5 million, compared with $43.6 million in the prior quarter ended June 30, 2010 and $49.8 million in the September quarter in the preceding fiscal year. Bookings for the first quarter of fiscal 2011 were $42.4 million. The company ended the quarter with $117.5 million in cash and investments.

“We continue to build a market leadership position in mobile software infrastructure for traffic and data management, as well as ecosystem monetization,” said Ken Denman, CEO of Openwave. “The investments in innovation through our research and development efforts are coming to fruition, as evidenced by the validation of the Integra platform, the initial traction of the trial program, and Sprint’s recently announced browser-based ecosystem powered by Openwave. We also commenced our intellectual property monetization program, which we expect will bring further value to the business.”

On a GAAP basis, net income for the first fiscal quarter ended September 30, 2010 was $71,000 or $0.00 per share, compared with a net loss of $2.9 million, or $0.03 per share, in the prior quarter and net income of $990,000, or $0.01 per share, in the September quarter in the preceding year.

On a non-GAAP basis, net loss for the first fiscal quarter ended September 30, 2010 was $419,000 or $0.00 per share, compared with a net loss of $61,000 or $0.00 per share, in the prior quarter and a net loss of $380,000, or $0.00 per share, during the September quarter of the prior year. Non-GAAP net loss excludes restructuring, impairments on investments, amortization of intangibles and stock-based compensation, amounts associated with certain unusual events, discontinued operations, certain losses on investments and the tax impact of these items.

A reconciliation between net income (loss) and net income (loss) per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation and amortization of intangibles. These non-GAAP measures also exclude items which management does not consider in evaluating Openwave’s on-going business, such as restructuring costs, impairments on investments, and discontinued operations. Openwave considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its first quarter ended September 30, 2010. Interested parties may access the conference call over the Internet through Openwave’s website at www.openwave.com or by telephone at (877) 941-1427 or (480) 629-9664 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern daylight time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4373937.

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s website at http://investor.Openwave.com. A replay will be available on the website for at least three months.

About Openwave Systems

Openwave Systems Inc. (Nasdaq: OPWV) is a global software innovator delivering context-aware mediation and messaging solutions that enable communication service providers and the broader ecosystem to create and deliver smarter services.

Building on its mobile data heritage, Openwave mobilizes the Internet with predictive solutions fueled by real-time analytics that mediate among different ecosystem elements, permitting the enhancement of every mode of IP traffic. The result can provide customers with a 360-degree view of their network, devices and services, and enables them to proactively optimize network resources, quickly launch smart mobile services, and provide a contextually relevant user experience.

Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California. For more information please visit www.openwave.com.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Denman’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the current economic climate may impede the growth of wireless data demand, which could impede customer trials and the ability of Openwave to monetize its intellectual property portfolio; and (b) Openwave may not be able to make changes in business strategy, development plans and product offerings to respond to any changes in wireless demand needs of its customers.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in the Openwave’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Openwave Systems Inc. vikki.Herrera@openwave.com Tel: 650-480-6753

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	September 30,	June 30,
	2010	2010
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$105,681	$106,146
Accounts receivable, net	33,756	31,160
Prepaid and other current assets	19,265	18,018

Total current assets	158,702	155,324

Property and equipment, net	8,051	8,365
Long-term investments and restricted cash and investments	11,801	13,222
Deposits and other assets	8,725	9,231
Goodwill	267	267
Intangible assets, net	1,780	2,200

Total assets	$189,326	$188,609

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,961	$4,658
Accrued liabilities	20,296	20,584
Accrued restructuring costs	14,545	15,128
Deferred revenue	37,932	35,132

Total current liabilities	77,734	75,502

Accrued restructuring costs, less current portion	21,330	23,820
Deferred revenue, less current portion	11,698	11,800
Deferred rent obligations and long-term taxes payable	4,917	4,728

Total liabilities	115,679	115,850

Stockholders’ equity	73,647	72,759

Total liabilities and stockholders’ equity	$189,326	$188,609

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Revenues:
License	$12,332	$15,684	$10,425
Maintenance and support	13,993	14,993	15,798
Services	11,203	12,940	23,619
Patents	4,000	—	—

Total revenues	41,528	43,617	49,842

Cost of revenues:
License	30	121	230
Maintenance and support	4,141	4,636	4,316
Services	8,887	9,506	17,773
Amortization of intangible assets	420	420	420

Total cost of revenues	13,478	14,683	22,739

Gross profit	28,050	28,934	27,103

Operating Expenses:
Research and development	11,430	10,835	9,864
Sales and marketing	10,821	10,303	10,711
General and administrative	6,612	7,917	7,925
Restructuring and other related costs	708	1,374	422

Total operating expenses	29,571	30,429	28,922

Operating loss from continuing operations	(1,521)	(1,495)	(1,819)
Interest and other income (expense), net	37	(70)	(1,209)

Pre-tax loss from continuing operations	(1,484)	(1,565)	(3,028)
Income taxes	681	1,294	498

Net loss from continuing operations	(2,165)	(2,859)	(3,526)
Gain on sale of discontinued operations, net of tax	2,236	—	4,516

Net income (loss)	$71	$(2,859)	$990

Basic and Diluted net income (loss) per share from:
Continuing operations	$(0.03)	$(0.03)	$(0.04)
Discontinued operations	0.03	—	0.05

Net income (loss) per share	$—	$(0.03)	$0.01

Shares used in basic and diluted net income (loss) per share	84,017	83,740	83,295

Stock-based compensation by category:
Maintenance and support	$45	$28	$38
Services	59	40	76
Research and development	131	95	98
Sales and marketing	156	121	146
General and administrative	270	204	189

	$661	$488	$547

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$71	$(2,859)	$990
Exclude:
Restructuring costs	708	1,374	422
Amortization of intangibles	420	420	420
Stock-based compensation	661	488	547
Amounts associated with unusual events(a)	—	557	344
Discontinued operations, net	(2,236)	—	(4,516)
Other-than-temporary impairments of investments	—	—	1,464
Tax impact of reconciling items(b)	(43)	(41)	(51)

Non-GAAP net loss	$(419)	$(61)	$(380)

Diluted GAAP net income (loss) per share	$—	$(0.03)	$0.01
Exclude:
Restructuring costs	$0.01	$0.02	$—
Amortization of intangibles	$0.01	$—	$0.01
Stock-based compensation	$0.01	$—	$0.01
Amounts associated with unusual events(a)	$—	$0.01	$—
Discontinued operations, net	$(0.03)	$—	$(0.05)
Other-than-temporary impairments of investments	$—	$—	$0.02
Tax impact of reconciling items(b)	$—	$—	$—

Diluted non-GAAP net income per share	$—	$—	$—

Shares used in computing diluted earnings per share	84,017	83,740	83,295

(a)	Relates to legal fees regarding lawsuits and other unusual events, net of insurance reimbursements.
(b)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Operating activities:
Net income (loss)	$71	$(2,859)	$990
Gain on sale of discontinued operation	(2,236)	—	(4,516)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,327	2,106	2,448
Non-cash restructuring charges	315	337	391
Provision for (recovery of) doubtful accounts	(185)	395	31
Other non-cash items, net	346	376	64
Other-than-temporary impairments of investments	—	—	1,464
Changes in operating assets and liabilities	(3,503)	(3,647)	(9,661)

Net cash used for operating activities	(2,865)	(3,292)	(8,789)

Investing activities:
Purchases of property and equipment, net	(1,066)	(1,166)	(607)
Sale of discontinued operation, net	2,236	—	4,516
Proceeds of investments, net	976	4,902	(700)
Maturities of restricted cash and investments, net	—	—	419

Net cash provided by investing activities	2,146	3,736	3,628

Financing activities:
Net proceeds from issuance of common stock	70	645	81

Cash provided by financing activities	70	645	81

Net increase (decrease) in cash and cash equivalents	(649)	1,089	(5,080)
Cash and cash equivalents at beginning of period	60,935	59,846	91,545

Cash and cash equivalents at end of period, including discontinued operations	$60,286	$60,935	$86,465